Exhibit 10.48



                                    SYMS CORP

                                AMENDMENT TO THE
                              AMENDED AND RESTATED
                  INCENTIVE STOCK OPTION AND APPRECIATION PLAN

     The first sentences of each of Sections 3 and 15 of the Amended and Restated Incentive Stock Option and Appreciation Plan, as amended (the "Plan"), of Syms Corp, a New Jersey corporation (the "Corporation"), adopted by the Board, in March 1986, and approved by the stockholders, in May 1986, as further amended by the Board in November 1987, as further amended in May 1993 upon approval of both the Board and the stockholders, as further amended in July 2000 upon approval of both the Board and the stockholders, as further amended in July 2003 upon approval of both the Board and the stockholders, is hereby deleted in its entirety and the following substituted in lieu thereof:

     3.   TERMS OF THE PLAN.

Subject to the provisions of Sections 15 and 17, the Plan shall commence effective as of July 29, 1983, and options and/or stock appreciation rights granted under the Plan must be granted no later than July 28, 2013.


     15.  TERMINATION AND AMENDMENT OF THE PLAN.

     Unless  sooner  terminated,   as  hereinafter  provided,  this  Plan  shall
terminate on July 28, 2013, and no options or stock appreciation rights shall be granted hereunder after that date.